Product supplement no. 36-I                Registration Statement No. 333-130051
To prospectus dated December 1, 2005 and                     Dated June 23, 2006
prospectus supplement dated December 1, 2005                      Rule 424(b)(2)

JPMorgan Chase & Co. [LOGO]

JPMorgan Chase & Co.
Principal Protected Exchangeable Notes Linked to the Common Stock of a Underlying Equity Issuer

General
-------
o JPMorgan Chase & Co. may offer and sell from time to time principal protected exchangeable notes linked to the common stock of a Underlying Equity issuer (the "Underlying Equity"). This product supplement no. 36-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement shall control.
o     The notes are the senior unsecured obligations of JPMorgan Chase & Co.
o Unless otherwise specified in the relevant terms supplement, full principal protection if the notes are held to maturity.
o     We may call the notes prior to maturity as described below.
o We will pay interest, if any, at the interest rate specified in the relevant terms supplement.
o For important information about tax consequences, see "Certain U.S. Federal Income Tax Consequences" beginning on page PS-27.
o Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
o The Underlying Equity issuer is not an affiliate of ours and is not receiving any proceeds of any note offering pursuant to this product supplement. The obligations under the notes are the obligations of JPMorgan Chase & Co. only, and the issuer of the Underlying Equity will have no obligation of any kind under the notes. Investing in the notes is not equivalent to investing in any Underlying Equity.
o The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms
---------
Underlying Equity:            As specified in the relevant terms supplement.

Interest Rate:                If applicable, at a fixed rate per annum, as
                              specified in the relevant terms supplement. The relevant terms supplement will specify whether the notes pay interest.

Interest Payment Dates:       If applicable, as specified in the relevant terms
                              supplement.

Payment at Maturity:          Payment at maturity will be based on the
                              performance of the Underlying Equity. Unless, if applicable, you have previously exercised your Exchange Right or, if applicable, we have previously exercised our Call Right, for each $1,000 principal amount note held by you at maturity we will pay you the greater of:

                              (a) $1,000 plus any accrued and unpaid interest;
                                  and
                              (b) the Alternative Payment Amount plus any
                                  accrued and unpaid interest.

                              The Alternative Payment Amount per $1,000 principal amount note will be, unless otherwise specified in the relevant terms supplement, the cash amount, in U.S. dollars, equal to the product of the Exchange Ratio and the Final Share Price.

Exchange Right:               The relevant terms supplement may specify that the
                              notes are subject to an Exchange Right. If the notes are subject to an Exchange Right, unless otherwise specified in the relevant terms supplement, at any time prior to 11 a.m., New York
                              City time, on the first Valuation Date (subject to our right to call the notes), you may elect to exercise your Exchange Right. If you exercise your Exchange Right, on the Exchange Settlement Date we will deliver the number of shares of the Underlying Equity equal to the Exchange Ratio in exchange for each $1,000 principal amount note.

                              Unless otherwise specified in the relevant terms supplement, you will not be entitled to receive any accrued and unpaid interest on the notes if you exercise your Exchange Right.

Call Right:                   The relevant terms supplement may specify that the
                              notes are subject to a Call Right. If the notes are subject to a Call Right, unless otherwise specified in the relevant terms supplement, we may call all of the notes on or after the date specified in the relevant terms supplement through and including the first Valuation Date or the Exchange Date, if applicable, and upon no less than five scheduled trading days' notice. Unless we default in the payment of the amount due on the Call Settlement Date, on or after the Call
                              Settlement Date, interest will cease to accrue on the notes. Once we have given notice that we are calling the notes (the date upon which such notice is provided being referred to as the "Call
                              Date"), you may not exchange the notes. Upon a call of the notes, we will pay to you in cash on the Call Settlement Date, as specified in the relevant terms supplement, $1,000 plus any accrued and unpaid interest per $1,000 principal amount note in cash, provided that if the Exchange Ratio multiplied by the closing price of the Underlying
                              Equity on the Call Date is greater than or equal to $1,000 plus any accrued and unpaid interest per $1,000 principal amount note, for each $1,000 principal amount note we will instead deliver to you on the Call Settlement Date the number of shares of the Underlying Equity equal to the Exchange Ratio.

Physical Settlement:          The relevant terms supplement will specify:

                              (a) whether we have the option of paying the amount due at maturity (which may include the Alternative Payment Amount) or, if applicable, upon the exercise of an Exchange Right or Call Right in shares of the Underlying Equity or in cash or in a combination thereof; or

                              (b) whether you have the option of electing to receive a payment in shares of the Underlying Equity at maturity (which may include the Alternative Payment Amount) or, if applicable, upon the exercise of an Exchange Right or Call Right; or

                              (c) whether payment at maturity (which may include the Alternative Payment Amount) or, if applicable, upon the exercise of an Exchange Right or Call Right must be in shares of the Underlying Equity.

                              We will pay you cash in lieu of any fractional shares otherwise receivable pursuant to the relevant terms supplement.

Initial Share Price:          Unless otherwise specified in the relevant terms
                              supplement, the closing price of the Underlying
                              Equity on the pricing date or such other date or dates as specified in the relevant terms supplement.

Final Share Price:            The closing price of the Underlying Equity on the
                              Observation Date, or the arithmetic average of the closing prices of the Underlying Equity on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement.

Valuation Date(s):            The Final Share Price will be determined on a
                              single date, which we refer to as the Observation
                              Date, or over several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under "Description of Notes--Payment at Maturity."

Exchange Ratio:               Unless otherwise specified in the relevant terms
                              supplement, equal to 1,000 divided by the Initial
                              Share Price or, if the relevant terms supplement specifies that the notes are subject to an Exchange Factor, 1,000 divided by the product of the Initial Share Price and the Exchange Factor, subject to adjustments as described in "General
                              Terms of Notes--Anti-dilution Adjustments."

Exchange Factor:              The relevant terms supplement may specify that the
                              notes are subject to an Exchange Factor. If applicable, the Exchange Factor will be a percentage, as specified in the relevant terms supplement, which will be used in combination with the Initial Share Price to determine the Exchange
                              Ratio.

Exchange Date:                If applicable, any trading day on or prior to the
                              first Valuation Date on which you have notified us of your election to exchange your notes pursuant to the requirements set forth under "Description of Notes--Exchange Right."

Maturity Date:                As specified in the relevant terms supplement, but
                              in no event less than a year and a day, or more than 30 years, after the issue date. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under "Description of Notes--Payment at Maturity."

Investing in the Principal Protected Exchangeable Notes involves a number of risks. See "Risk Factors" beginning on page PS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 36-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

                                    JPMORGAN

June 23, 2006

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
Description Of Notes........................................................PS-1
Risk Factors................................................................PS-9
Use of Proceeds............................................................PS-16
Underlying Equity Issuer...................................................PS-17
General Terms of Notes.....................................................PS-19
Hypothetical Returns on Your Note..........................................PS-26
Certain U.S. Federal Income Tax Consequences...............................PS-27
Underwriting...............................................................PS-31
Benefit Plan Investor Considerations.......................................PS-34

      In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 36-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 36-I and with respect to JPMorgan Chase & Co. We have not authorized anyone to give you any additional or different information. The information in the relevant terms supplement, this product supplement no. 36-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

      The notes described in the relevant terms supplement and this product supplement no. 36-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 36-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

      In this product supplement no. 36-I and the accompanying prospectus supplement and prospectus, "we," "us" and "our" refer to JPMorgan Chase & Co., unless the context requires otherwise.

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 36-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 36-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 36-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 36-I and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

The notes are not and will not be authorized by the Comision Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the "Comissao de Valores Mobiliarios" - the Brazilian Securities and Exchange Commission ("CVM") and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 36-I or the accompanying prospectus supplement, prospectus or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 36-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 36-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 36-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 36-I, the accompanying prospectus supplement, prospectus or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss Investment Fund Act and the corresponding Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

                              DESCRIPTION OF NOTES

      The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings "Description of Notes" in the accompanying prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 36-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term "note" refers to each $1,000 principal amount of our Principal Protected Exchangeable Notes.

General

      The Principal Protected Exchangeable Notes are senior unsecured obligations of JPMorgan Chase & Co. that are exchangeable for the common stock of an unaffiliated third party (the "Underlying Equity") as specified in the relevant terms supplement. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

      The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

      The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under "Description of Notes -- Forms of Notes" in the prospectus supplement and "Forms of Securities -- Global Securities" in the prospectus.

      The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 36-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement shall control.

Payment at Maturity

      The maturity date for the notes (the "Maturity Date") will be specified in the relevant terms supplement, unless that date is not a business day, in which case the Maturity Date will be the next following business day. If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under "General Terms of Notes--Market Disruption Events."

      Payment at maturity is subject, if applicable, to any previous exercise of your Exchange Right or our Call Right. The relevant terms supplement will specify whether we will have the option of making any payment due at maturity or, if applicable, upon the exercise of an Exchange Right or Call Right in shares of the Underlying Equity or in cash or in a combination thereof, or whether we are required, or whether you will have the option of requiring us, to deliver shares of the Underlying Equity in respect of such payment. See "--Settlement--Determination of the Settlement Amount."

      On the Maturity Date, unless, if applicable, you have previously exchanged your notes or we have previously called all of the notes, for each $1,000 principal amount note held by you, we will pay you the greater of:

      (a)   $1,000 plus any accrued and unpaid interest; and

      (b)   the Alternative Payment Amount plus any accrued and unpaid interest.

      The "Alternative Payment Amount" per $1,000 principal amount note will be, unless otherwise specified in the relevant terms supplement, the cash amount, in U.S. dollars, equal to the product of the Exchange Ratio and the Final Share Price.

      Unless otherwise specified in the relevant terms supplement, the "Exchange Ratio" shall equal 1,000 divided by the Initial Share Price or, if the relevant terms supplement specifies that the notes are subject to an Exchange Factor, 1,000 divided by the product of the Initial Share Price and the Exchange Factor, subject to adjustments as described in "General Terms of Notes--Anti-dilution Adjustments."

      If applicable, the "Exchange Factor" will be a percentage, as specified in the relevant terms supplement, which will be used in combination with the Initial Share Price to determine the Exchange Ratio.

      The "Initial Share Price" is, unless otherwise specified in the relevant terms supplement, the closing price of the Underlying Equity on the Pricing Date.

      The "Final Share Price" is the closing price of the Underlying Equity on the Observation Date, or the arithmetic average of the closing prices of the Underlying Equity on each of the Averaging Dates or such other date or dates as specified in the relevant terms supplement. The relevant terms supplement will specify the manner in which the closing price of the Underlying Equity and the Final Share Price will be determined.

      The Final Share Price will be determined on a single date, which we refer to as the Observation Date, or over several dates, each of which we refer to as an Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events.

      If a Valuation Date is not a trading day or if there is a market disruption event on such day, the Valuation Date shall be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing; provided that the Final Share Price shall not be determined on a date later than the tenth scheduled trading day after the final scheduled Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the Final Share Price shall be deemed to be the closing price or level, as the case may be, of the Underlying Equity last in effect prior to commencement of the market disruption event (or prior to the non-trading day).

      The "closing price" for one share of the Underlying Equity (or one unit of any other security for which a closing price must be determined) on any trading day means:

      o if the Underlying Equity (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on which such common stock (or any such other security) is listed or admitted to trading;

      o if the Underlying Equity (or any such other security) is a security of the Nasdaq National Market ("Nasdaq") and provided that Nasdaq is not then a national securities exchange), the Nasdaq

            Official closing price, which equals the normalized price of the last trade reported to Nasdaq's proprietary trade reporting system with a last sale eligible sale condition modifier as of 4:00:02 p.m., New York City time;

      o if the Underlying Equity (or any such other security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc. (the "NASD"), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day; or

      o otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the Underlying Equity (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of JPMorgan Chase & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.

The term "security of the Nasdaq National Market" will include a security quoted on any successor to such system.

      A "trading day" is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which (i) trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC ("AMEX"), the Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States; and (ii) a market disruption event has not occurred.

      We will irrevocably deposit with The Depository Trust Company ("DTC") no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity, the Exchange Settlement Date, if any, the Call Settlement Date, if any, and on the Interest Payment Dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

      A "business day" is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

      Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

Interest Payments

      If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the fixed rate per annum specified in the relevant terms supplement. Under these circumstances, interest will accrue from the issuance date of the notes, or from the most recent Interest Payment Date (as defined below) for which interest has been paid or provided for, to but excluding the Maturity Date. Notwithstanding the foregoing, upon exchange of the notes at your election, if applicable, you will not receive any accrued and unpaid interest.

      Upon exchange of the notes at your election, if applicable, our delivery to you of the shares of the Underlying Equity (or cash, or a combination of cash and such shares, if we are permitted, and elect to, settle all or any portion of notes exchanged in cash), together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

      o     the principal amount of the notes; and

      o accrued and unpaid interest, if any, attributable to the period from the most recent Interest Payment Date to the Exchange Date, if applicable.

      As a result, accrued and unpaid interest, if any, through to the Exchange Date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

      Notwithstanding the preceding paragraph, as described in the next paragraph, if the Exchange Date occurs after a Record Date (as defined below) but prior to the next succeeding Interest Payment Date, a holder of those notes at the close of business on the Record Date will receive the interest payable on those notes on the corresponding Interest Payment Date notwithstanding the exchange. Those notes, upon surrender for exchange, must be accompanied by funds equal to the amount of interest payable on that Interest Payment Date on the notes exchanged; provided that no such payment need be made to the extent of any overdue interest, if any, at the time of exchange with respect to such note.

      Subject to the preceding paragraphs, we will pay interest in arrears on each date specified in the relevant terms supplement (each such date an "Interest Payment Date") to the holders of record at the close of business on the Record Date, unless otherwise specified in the relevant terms supplement. However, if you exercise your Exchange Right, we will not pay you accrued and unpaid interest, if any, attributable to the period from the most recent Interest Payment Date to the Exchange Date, if applicable.

      Interest on the notes will be calculated based on a 360-day year of twelve 30-day months, unless otherwise specified in the relevant terms supplement. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period, if any, will commence as if the payment had not been delayed.

      The "Record Date" for each Interest Payment Date (other than the Maturity Date, for which the "Record Date" will be the close of business on the fifth business day preceding the Maturity Date) will be the close of business on the date fifteen calendar days prior to such Interest Payment Date, whether or not that date is a business day.

Exchange Right

      The relevant term supplement will specify whether the notes are subject to an Exchange Right. If the notes are subject to an exchange right, unless otherwise specified in the relevant terms supplement, so long as the notes remain in book-entry form, you may, at any time prior to 11:00 a.m., New York City time, on the first Valuation Date (subject to our Call Right, as defined below, if applicable), exchange each $1,000 principal amount note held by you for the number of shares of the Underlying Equity equal to the Exchange Ratio (the "Exchange Right"), subject to our option, if applicable, to deliver cash or a combination of cash and shares of the Underlying Equity in lieu of delivering such shares.

      If you exercise your Exchange Right, you must exchange at least 25 notes (equivalent to $25,000 in aggregate principal amount) at a time; provided that you may exchange any number of notes if you are exchanging all of your notes.

      We will, or will cause the calculation agent to deliver the shares of the Underlying Equity, or, if we are permitted, and have elected, to settle all or any portion of the notes exchanged in cash in lieu of delivering shares, cash or a combination of cash and shares to the trustee for delivery to you on the Exchange Settlement Date (as defined below). You will not receive any accrued and unpaid interest on the notes following the exercise of your Exchange Right.

      Method of Exercising Exchange Right. If the relevant terms supplement specifies that the notes are subject to an Exchange Right, to exercise your Exchange Right, you must:

      o complete and deliver to us, the trustee and the calculation agent through your participant at DTC a notice (the "Notice of Exchange") prior to 11:00 a.m. (New York City time) on such day when you exercise your Exchange Right;

      o instruct the participant through which you own your interest in the notes to transfer your book-entry interest in the notes to the trustee on our behalf;

      o exchange notes with an aggregate principal amount equal to or greater than $25,000, unless the exchange is for all your holding of the notes; and

      o     represent that the instruction to exchange the notes is irrevocable.

      Because the notes will initially be held only in book-entry form, you may exercise your Exchange Right, if applicable, only by acting through your participant at DTC, the registered holder of the notes, unless the notes are at some point certificated. Accordingly, as a beneficial owner of notes, under these circumstances, if you desire to exchange all or any portion of your notes, you must instruct the participant through which you own your interest to exercise the Exchange Right on your behalf by forwarding the Notice of Exchange to us, the trustee and the calculation agent as described above. In order to ensure that the instructions are received by us on a particular day, you must instruct the participant through which you own your interest before that participant's deadline for accepting instructions from their customers. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of notes, you should consult the participant through which you own your interest for the relevant deadline. All instructions given to us by participants on your behalf relating to the Exchange Right, if applicable, will be irrevocable. In addition, at the time Exchange Right instructions are given, you must direct the participant through which you own your interest to transfer its book-entry interest in the related notes, on DTC's records, to the trustee on our behalf. See "General Terms of Notes -- Book-Entry Only Issuance -- The Depository Trust Company" in this product supplement and "Description of Notes - Exchangeable Notes" in the accompanying prospectus supplement.

      Exchange Date. Subject to the occurrence of a market disruption event, as described in "--Consequences of a Market Disruption Event" below, the "Exchange Date" is any trading day on or prior to the first Valuation Date on which you have, on or prior to 11:00 a.m., New York City time:

      o duly completed and delivered, or caused to be duly completed and delivered, to us, the trustee and the calculation agent, as described above, a Notice of Exchange together with a representation that the instruction to exchange the notes is irrevocable;

      o delivered or caused to be delivered to the calculation agent the notes to be exchanged; and

      o delivered or caused to be delivered to the trustee cash in an amount equal to the interest to be paid on the next Interest Payment Date, if any, as described in "--Interest Payments" above.

      If we receive such Notice of Exchange and funds, if any, after 11:00 a.m., New York City time, the Exchange Date will be the immediately succeeding trading day.

      Exchange Settlement Date. The "Exchange Settlement Date" will be the fifth scheduled trading day following the Exchange Date; provided that if, due to a market disruption event or otherwise, the Exchange Date is postponed to a date that is less than five scheduled trading days prior to the Maturity Date, the Exchange Settlement Date will be the Maturity Date.

Call Right

      The relevant terms supplement will specify whether the notes are subject to a Call Right. If the notes are subject to a Call Right, unless otherwise specified by the relevant terms supplement, at any time after the date specified in the relevant terms supplement through and including the first Valuation Date, we may call the notes (the "Call Right"), in whole but not in part, for mandatory exchange into $1,000 in cash plus any accrued and unpaid interest per $1,000 principal amount note; provided that, if the Exchange Ratio multiplied by the closing price or level, as the case may be, of the Underlying Equity on the Call Date, as determined by the calculation agent, is greater than or equal to $1,000 plus any accrued and unpaid interest per $1,000 principal amount note, we will deliver to you per $1,000 principal amount note on the Call Settlement Date the number of shares of the Underlying Equity equal to the Exchange Ratio.

      Once we have given notice that we are calling the notes for mandatory exchange, if applicable, your right to elect to exchange the notes, if applicable, terminates. Following a call of the notes by us, we will, or will cause the calculation agent to deliver the shares of the Underlying Equity, or, if we have elected to settle all or any portion of the notes exchanged in cash in lieu of delivering shares of the Underlying Equity, or a combination of cash and shares to the trustee for delivery to you on the Call Settlement Date.

      Method of Exercising Call Right. Unless otherwise specified in the relevant terms supplement, holders of notes to be called will receive notice thereof by first-class mail at least five scheduled trading days prior to the Call Settlement Date. Unless we default in the payment of the amount due on the Call Settlement Date, on or after the Call Settlement Date, interest will cease to accrue on the notes.

      Call Date. Unless otherwise specified in the relevant terms supplement and subject to the occurrence of a market disruption event, as described in "--Consequences of a Market Disruption Event" below, the "Call Date" is any trading day on or after the date specified in the relevant terms supplement through and including the first Valuation Date or the Exchange Date, if applicable, on which we give you notice that we are exercising our Call Right.

      Call Settlement Date. The "Call Settlement Date" will be the fifth scheduled trading day following the Call Date; provided that if, due to a market disruption event or otherwise, the Call Date is postponed to a date that is less than five scheduled trading days prior to the Maturity Date, the Call Settlement Date will be the Maturity Date.

Consequences of a Market Disruption Event

      If a market disruption event (as defined in "General Terms of Notes--Market Disruption Event") occurs or is continuing on a day that would otherwise, if applicable, be an Exchange Date or a Call Date, then that Exchange Date or Call Date, as the case may be, will be postponed to the immediately succeeding trading day on which a market disruption event does not occur and is not continuing. In no event, however, will any Exchange Date or Call Date, if applicable, be postponed by more than three business days.

      If the Exchange Date or Call Date, as the case may be, is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the applicable Exchange Date or Call Date and the closing price of the Underlying Equity will be the mean, as determined by the calculation agent, of the bid prices for the Underlying Equity obtained from as many dealers in the Underlying Equity on such date (where the bids of JPMorgan Chase & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained), but not exceeding three, as will make such bid prices available to the calculation agent.

Settlement -- Determination of the Settlement Amount

      The relevant terms supplement will specify:

      (a) whether we have the option of paying the amount due at maturity (which may include the Alternative Payment Amount) or, if applicable, upon the exercise of an Exchange Right or Call Right in shares of the Underlying Equity or in cash or in a combination thereof; or

      (b) whether you have the option of electing a payment in shares of the Underlying Equity at maturity (which may include the Alternative Payment Amount) or, if applicable, upon the exercise of an Exchange Right or Call Right; or

      (c) whether payment at maturity (which may include the Alternative Payment Amount) or, if applicable, upon the exercise of an Exchange Right or Call Right must be in shares of the Underlying Equity.

      In each case, the amount due at maturity (which may include the Alternative Payment Amount) or, if applicable, upon the exercise of an Exchange Right or a Call Right, including amounts payable in shares of the Underlying Equity or in cash or in a combination thereof and including the Exchange Obligation (as defined below), is the "Settlement Amount."

      The "Cash Amount," in respect of each note exchanged or called (other than a call resulting in a cash payment of $1,000 plus accrued and unpaid interest per $1,000 principal amount note), if applicable, for which we have elected to settle all of the Exchange Obligation in cash in lieu of delivering shares of the Underlying Equity, is equal to the product of (x) the number of shares of the Underlying Equity relating to our Exchange Obligation, and (y) the closing price of the relevant share on the Exchange Date or Call Date, as applicable.

      The "Exchange Obligation" with respect to each $1,000 principal amount note means our obligation to exchange a note as described in the sections of this product supplement headed "--Exchange Right" and "--Call Right."

      If the relevant terms supplement gives us the option of paying the amount due at maturity or, if applicable, upon the exercise of an Exchange Right or Call Right in shares of the Underlying Equity or cash or in a combination thereof, for each note exchanged by you on the Exchange Date or called by us on the Call Date, if applicable, (other than a call resulting in a cash payment of $1,000 plus accrued and unpaid interest per $1,000 principal amount note), we may settle all or any portion of our obligation to deliver shares of the Underlying Equity as described under "--Exchange Right" and "--Call Right" above, by paying you an amount in cash up to the Cash Amount (as defined above) depending on whether, and to what extent, we also deliver shares of the Underlying Equity determined as described below.

      If we have the option of paying the Settlement Amount in shares of the Underlying Equity or in cash or in a combination thereof, we will give holders notice at least two business days prior to the Exchange Settlement Date, Call Settlement Date or Maturity Date, as applicable, whether:

      o we have elected to satisfy the entire Settlement Amount in shares of the Underlying Equity, if applicable;

      o     we have elected to satisfy the entire Settlement Amount in cash; or

      o we have elected to satisfy a percentage specified in the notice of the Settlement Amount in cash and the remainder of the Settlement Amount in shares of the Underlying Equity, if applicable.

      If we have given notice to holders that we have elected to satisfy all or a portion of the Settlement Amount in shares of the Underlying Equity, and such shares become subject to a trading restriction under the trading restriction policies of JPMorgan Chase & Co. or any of our affiliates that would restrict the ability of JPMorgan Chase & Co. or any of our affiliates to deliver such shares without registration, as determined by the calculation agent in its sole discretion, we will be deemed to have changed our election to satisfy the entire Settlement Amount in cash and will provide prompt notice to holders of such deemed election.

      If you have the option of electing a payment in shares of the Underlying Equity at maturity or, if applicable, upon the exercise of an Exchange Right or a Call Right, and you have elected to receive such payment in shares, you must:

      o complete and deliver to us, the trustee and the calculation agent through your participant at DTC a written notice of your election to receive such payment in shares no later than the third scheduled trading day prior to the Exchange Settlement Date, Call Settlement Date or Maturity Date, as applicable; and

      o represent that the instruction to receive such payment in shares is irrevocable.

      Settlement Amounts.

      The cash and/or shares of the Underlying Equity, if any, that we will deliver following any exchange or call of the notes (other than a call resulting in a cash payment of $1,000 plus accrued and unpaid interest per $1,000 principal amount note), as applicable, or at maturity will be computed as follows:

            (a) If we elect to satisfy the entire Settlement Amount in shares of the Underlying Equity, we will, for each $1,000 principal amount note exchanged or called, as applicable, deliver the whole number of shares of the Underlying Equity equal to the Exchange Ratio (together with cash in lieu of any fractional share based on the closing price of the Underlying Equity on the Exchange Date, Call Date or the Final Share Price, as applicable);

            (b) If we elect to satisfy the entire Settlement Amount in cash, we will, for each $1,000 principal amount note at maturity or on the Exchange Settlement Date or the Call Settlement Date, as applicable, pay you an amount in cash equal to the Cash Amount;

            (c) If we elect to satisfy only a portion of the Settlement Amount in cash, we will, for each $1,000 principal amount note at maturity or on the Exchange Settlement Date or the Call Settlement Date, as applicable, deliver:

                  o cash in an amount equal to the product of (A) the percentage of the Settlement Amount to be satisfied in cash, (B) the Exchange Ratio and (C) the Final Share Price or the closing price of the Underlying Equity on the Exchange Date or the Call Date, as applicable; and

                  o the number of shares of the Underlying Equity equal to the product of (A) 100% minus the percentage of the Settlement Amount to be satisfied in cash and (B) the Exchange Ratio, together with cash in lieu of any fractional share based on the Final Share Price or the closing price of the Underlying Equity on the Exchange Date or Call Date, as applicable.

No Fractional Shares

      If, at maturity or upon any call or exchange of the notes, we deliver shares of the Underlying Equity we will pay cash in lieu of delivering any fractional shares of the Underlying Equity in an amount equal to the product of the Final Share Price or the closing price of the Underlying Equity on the Exchange Date or Call Date, as applicable, multiplied by such fractional amount as determined by the calculation agent.

Delivery of Shares

      We may designate any of our affiliates to deliver any shares of the Underlying Equity or any Exchange Property (as defined below) pursuant to the terms of the notes and we shall be discharged of any obligation to deliver such shares or Exchange Property to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of the Underlying Equity or any Exchange Property by us shall also include delivery of such shares or Exchange Property by our affiliates.

                                  RISK FACTORS

      Your investment in the notes will involve certain risks. Investing in the notes is not equivalent to investing directly in the Underlying Stock. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes will be different from conventional debt securities in several ways.

      o The yield to maturity may be less than interest on ordinary notes and for certain notes may be zero. If the notes bear interest, the relevant terms supplement will set forth the rate at which the notes bear interest. This rate may be lower than the interest rate that we would pay on non-exchangeable senior notes maturing at the same time as the notes. If the notes are subject to an Exchange Right and you exchange your notes, you will not receive any accrued and unpaid interest on the date of any such exchange, although such interest will be deemed to be paid in full. Because the amount you receive at maturity may only equal the principal amount of your notes, the effective yield to maturity on the notes may be less than that which would be payable on a conventional fixed-rate debt security. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors related to the time value of money.

      o If the Alternative Payment Amount is less than or equal to $1,000 per $1,000 principal amount note at maturity, you will receive only the principal amount of your notes plus any accrued and unpaid interest on the stated Maturity Date. This will be true even if at some other time during the life of the notes the price of the Underlying Equity multiplied by the Exchange Ratio exceeded $1,000.

      o The rate of interest paid on the notes, if applicable, may be significantly less than interest paid on a conventional debt security. If the notes bear interest, the notes may bear interest at a rate below the prevailing market rate for debt securities of J.P. Morgan Chase & Co. or an issuer with a similar credit rating that are not linked to common stocks. However if, as expected, the notes will be contingent payment debt instruments for federal U.S. federal income tax purposes, they will be considered to be issued with original issue discount. As a result, you will be generally required to include original issue discount in income in excess of the stated interest payments actually made to you during your ownership of the notes. See "Certain U.S. Federal Income Tax Consequences."


Your return on the notes will not be the same as the return you could earn by owning the Underlying Equity directly.

      In order for you to receive securities having a cash value in excess of the principal amount of the notes, the closing price of the Underlying Equity must increase by an amount set forth in the relevant terms supplement from the pricing date to the Maturity Date, the Exchange Settlement Date or the Call Settlement Date, if applicable, upon exchange or call of the notes, as applicable. As a result, your return on the notes may be less than the return you would have obtained if you had owned the Underlying Equity (or any other equity securities included in the calculation of the Settlement Amount) directly.

      The calculation of the closing price of the Underlying Equity, and in certain circumstances, other securities, property and/or cash, and any amounts payable to you following any exchange or call of the notes, if applicable, does not take into consideration the value of cash dividends, if any, paid on the Underlying Equity (or any other equity securities included in the calculation of the Settlement Amount), other than as described in the section entitled "General Terms of Notes--Anti-dilution Adjustments."

If we have a right to call the notes, the notes will be subject to early redemption.

      If the notes are subject to a Call Right, at any time after the date specified in the relevant terms supplement through and including the first Valuation Date, we may call all of the notes upon no less than five scheduled trading days' notice. Because we may call all of the notes at our discretion under these circumstances, the appreciation in value of the notes may be less than if we did not have the right to call the notes. In addition, the term of your investment will be shortened if we call the note and your ability to participate in any appreciation of the Underlying Equity may be lessened.

The Underlying Equity issuer has no obligation under the notes.

      The Underlying Equity issuer will have no obligations under the notes, including any obligation to pay any cash amounts or to deliver shares of the Underlying Equity or any obligation to take the needs of JPMorgan Chase & Co. or the beneficial owners of the notes into consideration for any reason. Consequently, we have no ability to control the actions of the Underlying Equity issuer, including any corporate actions of the type that would require an adjustment to the Exchange Ratio. The Underlying Equity issuer has no obligation to consider your interests as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the Underlying Equity issuer.

You will have no shareholder or dividend rights with respect to the Underlying Equity.

      Investing in the notes is not equivalent to investing in the Underlying Equity. As a holder of the notes, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the Underlying Equity until you receive shares of the Underlying Equity, if any.

We have no affiliation with the Underlying Equity issuer.

      The Underlying Equity issuer is not an affiliate of ours and is not in any way involved in any offering of notes pursuant to this product supplement. Consequently, we have no control over the actions of the Underlying Equity issuer, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity.

      In addition, as we are not affiliated with the Underlying Equity issuer, we do not assume any responsibility for the adequacy of the information about the Underlying Equity or the Underlying Equity issuer contained in this product supplement or in any of the Underlying Equity issuer's publicly available filings. We are not responsible for the Underlying Equity issuer's public disclosure of information on itself or the Underlying Equity, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Underlying Equity.

Secondary trading may be limited.

      Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

      J.P. Morgan Securities Inc. ("JPMSI") may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another agent does not act as a market maker, it is likely that there will be little or no secondary market for the notes.

The market price of the notes may be influenced by many unpredictable factors.

      Many economic and market factors will influence the value of the notes. We expect that generally, the closing price of the Underlying Equity and interest rates on any day will affect the value of the notes more than any other single factor. In general, the value of the notes will decrease as the value of the Underlying Equity decreases and the value of the notes will increase as the value of the Underlying Equity increases. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the closing price of the Underlying Equity. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

      o the actual or expected volatility (frequency and magnitude of changes in price) of the Underlying Equity;

      o the dividend rate paid on the Underlying Equity (while not paid to holders of the notes, dividend payments on the Underlying Equity may influence the market price of the Underlying Equity and the market value of options on the Underlying Equity and therefore affect the market value of the notes);

      o     the time to maturity of the notes;

      o geopolitical conditions and economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the Underlying Equity issuer and the trading price of the Underlying Equity;

      o     interest and yield rates in the market;

      o     changes in the dividend rate on the Underlying Equity;

      o our creditworthiness, including actual or anticipated downgrades in our credit ratings;

      o the occurrence of certain events affecting the Underlying Equity issuer that may or may not require an adjustment to the Exchange Ratio, including a merger or acquisition; and

      o supply and demand for the notes, including inventory positions with JPMSI or any other market maker.

      Some or all of these factors may influence the price that you will receive if you sell or exchange your notes or if we call all of the notes prior to maturity, if applicable. For example, if you sell your notes prior to maturity, you may have to sell at a substantial discount from the original issue price of the notes if the closing price of the Underlying Equity on such day is at, below or not sufficiently above the price of the Underlying Equity at pricing. Even if the price of the Underlying Equity has appreciated, you may still have to sell your notes at a substantial discount from the issue price of the notes.

      You cannot predict the future performance of the Underlying Equity based on its historical performance.

The inclusion in the original issue price of each agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

      While the payment at maturity will be based on the principal amount of your notes, the original issue price of the notes includes each agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates' expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI or another agent will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

Following your notice of an exercise of your Exchange Right on the Exchange Date or our notice that we have exercised our Call Right on the Call Date, if applicable, the price of the Underlying Equity may change prior to the Exchange Settlement Date or Call Settlement Date, as the case may be.

      If the notes are subject to an Exchange Right and/or a Call Right and if you elect to exchange your notes or we elect to call the notes (other than a call resulting in a cash payment of $1,000 plus any accrued and unpaid interest per $1,000 principal amount note) and we are required to or are permitted to and elect to satisfy all or a portion of the Exchange Obligation (as defined above) relating to each note exchanged or called, as applicable, in shares of the Underlying Equity, the closing price of the Underlying Equity may be lower on the Exchange Settlement Date, Call Settlement Date, or Maturity Date, as applicable, than it was on the Exchange Date or Call Date, as applicable. Under these circumstances, the value of the Underlying Equity delivered to you on the Exchange Settlement Date or Call Settlement Date, as applicable, could be less than $1,000 per $1,000 principal amount note. We will deliver shares of the Underlying Equity and/or cash, as applicable, on the Exchange Settlement Date or Call Settlement Date, as applicable. The Exchange Settlement Date and the Call Settlement Date will be the fifth scheduled trading day following the Exchange Date or the Call Date, as applicable.

We cannot assure you that the public information provided on the Underlying Equity issuer is accurate or complete.

      All disclosures contained in the relevant terms supplement and this product supplement regarding the Underlying Equity issuer and the Underlying Equity are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the Underlying Equity issuer in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the Underlying Equity issuer are accurate or complete, and we are not responsible for public disclosure of information by Underlying Equity issuer, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the Underlying Equity issuer or the market price of the Underlying Equity (and therefore the final share price and the market value of the physical delivery amount), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Underlying Equity issuer could affect the amount you will receive on the Maturity Date and, therefore, the trading prices of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the Underlying Equity issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

If the market value of the Underlying Equity changes, the market value of your notes may not change in the same manner.

      Owning the notes is not the same as owning the Underlying Equity. Accordingly, changes in the market value of the Underlying Equity may not result in a comparable change in the market value of the notes. If the closing price of the Underlying Equity on any trading day increases above the initial share price, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Underlying Equity to increase moderately while the value of the notes declines.

In some circumstances the payment you receive on the notes may be based on the common stock of a company other than the Underlying Equity issuer.

      Following certain corporate events relating to the Underlying Equity, such as a stock-for-stock merger where the Underlying Equity issuer is not the surviving entity, the amount you will receive upon a call (other than a call resulting in a cash payment of $1,000 plus any accrued and unpaid interest per note) or an exchange may be based on the common stock of a successor corporation to the Underlying Equity issuer or any cash or any other assets distributed to holders of the common stock of such Underlying Equity issuer. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called "General Terms of Notes--Anti-dilution Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the value of the notes.

The anti-dilution adjustments do not cover every corporate event that could affect the Underlying Equity.

      The Exchange Ratio will be adjusted for certain events affecting the Underlying Equity, such as stock splits, cash dividends and stock dividends, and certain other corporate actions involving the Underlying Equity issuer, such as mergers. However, adjustments will not be made for every corporate event that could affect the price of the Underlying Equity. For example, no adjustment will be made if the Underlying Equity issuer or anyone else makes a partial tender offer or a partial exchange offer for the Underlying Equity or the Underlying Equity issuer issues additional common stock to the market. If an event occurs that does not require an adjustment to the Exchange Ratio, the market price of the notes may be materially and adversely affected. All adjustments will be calculated in the sole discretion of the calculation agent, which will initially be JPMSI. Such adjustments will be made to reflect the consequences of those corporate events, but not with the aim of changing the relative investment risk of the notes. The determination by the calculation agent to adjust, or not to adjust, the Exchange Ratio may materially and adversely affect the value of the notes and the number of shares of the Underlying Equity we deliver to you on the Exchange Settlement Date, Maturity Date or Call Settlement Date, if applicable and as the case may be.

We or our affiliates may have economic interests adverse to the holders of the notes.

      JPMSI and other of our affiliates trade the Underlying Equity and other financial instruments related to the Underlying Equity on a regular basis, for their own accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist the Underlying Equity issuer in the issuance or underwriting of other securities or financial instruments with returns based on the performance of the Underlying Equity. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the price of the Underlying Equity and, accordingly, could affect the value of the notes and the amount payable, if any, to you at maturity, or when we call the notes (other than a call resulting in a cash payment of $1,000 plus any accrued and unpaid interest per $1,000 principal amount note) or you exchange the notes, if earlier.

      We or our affiliates may currently or from time to time engage in business with the Underlying Equity issuer without regard to your interests, including extending loans to, or making equity investments in, the Underlying Equity issuer. In addition, we or our affiliates from time to time have published and in the future may publish research reports or otherwise express views with respect to the Underlying Equity issuer. These research reports or views may or may not recommend that investors buy or hold the Underlying Equity and any negative recommendation could have an adverse effect on the price of the Underlying Equity and the notes. Any prospective purchaser of notes should undertake an independent investigation of the Underlying Equity issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

      Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the price of the Underlying Equity. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

      We may hedge our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

      JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will calculate how many shares of the Underlying Equity or the equivalent cash amount (or combination thereof) you will receive in any exchange of your notes or our call of your notes (other than a call resulting in a cash payment of $1,000 plus any accrued and unpaid interest per $1,000 principal amount note) and what adjustments should be made to the Exchange Ratio to reflect certain corporate and other events. The calculation agent will also be responsible for determining whether a market disruption event has occurred. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the notes.

      JPMSI and other affiliates of ours may have carried out, and may continue to carry out, hedging activities related to the notes, including trading in the Underlying Equity as well as in other instruments related to the Underlying Equity issuer. JPMSI and some of our other subsidiaries may also trade the Underlying Equity and other financial instruments related to the Underlying Equity on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the pricing date could potentially have increased, or prevented a decline of, the price of the Underlying Equity and, therefore, the price at which the Underlying Equity must trade before the Exchange Ratio multiplied by the closing price of the Underlying Equity, for which you may exchange each note, is worth as much as or more than the principal amount of each note. Additionally, such hedging or trading activities during the term of the notes, including during the period between the Exchange Date and the Exchange Settlement Date or the Call Date and the Call Settlement Date, as applicable, could potentially affect the price of the Underlying Equity and, accordingly, the value of the Underlying Equity or the amount of cash or a combination thereof you will receive upon an exchange or call of the notes (other than a call resulting in a cash payment of $1,000 plus any accrued and unpaid interest per $1,000 principal amount note), if any occurs.

Market disruptions may adversely affect your return.

      The calculation agent may, in its sole discretion, decide that the markets have been disrupted in a manner that prevents it from properly valuing the closing price of the Underlying Equity on the scheduled trading day that is the Exchange Date or Call Date, if applicable, or on any Valuation Date, in which case the Exchange Date or Call Date, if applicable, or any Valuation Date may be postponed and your return could be adversely affected. These events may include disruptions or suspensions of trading in the Underlying Equity or futures or options contracts related to the Underlying Equity. If the calculation agent, in its sole discretion, determines that these events prevent us or any of our affiliates from properly hedging our obligations under the notes or effecting transactions in the Underlying Equity or any instrument related to the Underlying Equity, it is possible that the Exchange Date or Call Date, if applicable, or the Maturity Date will be postponed and your return will be adversely affected. See "General Terms of the Notes--Market Disruption Event."

The notes will be contingent payment debt instruments for U.S. federal income tax purposes.

      The notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. As a result, you will generally be required to recognize interest income in each year at a "comparable yield," even though such yield may be higher than the stated interest on the notes. Interest included in income will increase your basis in the notes and stated interest payments, if any, will reduce your basis in the notes. Generally, amounts received at maturity or earlier sale or disposition in excess of your basis will be treated as additional interest income while any loss will be treated as an ordinary loss, to the extent of all previous inclusions with respect to the notes, which will be deductible against other income (e.g., employment and interest income). You are urged to review carefully the section entitled "Certain U.S. Federal Income Tax Consequences" in this product supplement no. 36-I and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

      If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

                                 USE OF PROCEEDS

      Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent's commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes which commissions include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

      On or prior to the pricing date set forth in the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Underlying Equity. While we cannot predict an outcome, such hedging activity coupled with other hedging and investment activity of ours, could potentially increase the price of the Underlying Equity, which will influence the determination of the Exchange Ratio for the notes, and therefore effectively establish a higher level the Underlying Equity must achieve for you to receive an amount of the Underlying Equity, or cash or combination thereof, distributed in the event of an exchange or a call (other than a call resulting in a cash payment of $1,000 plus any accrued and unpaid interest per $1,000 principal amount note) of more than the applicable principal amount of your notes. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Underlying Equity or instruments whose value is derived from the Underlying Equity. Although we have no reason to believe that any of these activities will have a material impact on the price of the Underlying Equity, we cannot assure you that these activities will not have such an effect.

      We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

                            UNDERLYING EQUITY ISSUER

      In the relevant terms supplement, we will provide summary information on the business of the Underlying Stock issuer based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Where Information About the Underlying Equity Issuer Can Be Obtained

      The common stock composing the Underlying Equity will be registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the U.S. Securities and Exchange Commission (the "SEC"). Information provided to or filed with the SEC can be inspected and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, information provided to or filed by the Underlying Equity issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC's web site is http://www.sec.gov. Information provided to or filed with the SEC by the Underlying Stock issuer under the Exchange Act can be located by referencing its SEC file number, which will be specified in the relevant terms supplement.

      Information about the Underlying Stock issuer may also be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents.

      We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the Underlying Stock issuer with the SEC.

We Will Obtain the Information About the Underlying Equity Issuer in the Relevant Terms Supplement from the Underlying Equity Issuer's Public Filings

      This product supplement and any related terms supplement relate only to the notes offered hereby and do not relate to the Underlying Equity or other securities of the Underlying Equity issuer. We will derive any and all disclosures contained in the related terms supplement regarding the Underlying Equity issuer from the publicly available documents described in the third preceding paragraph. In connection with the offering of the notes, neither we nor JPMSI has or will participate in the preparation of such documents or has made or will make any due diligence inquiry with respect to the Underlying Equity issuer. Neither we nor JPMSI makes any representation that such publicly available documents are, or any other publicly available information regarding the Underlying Equity issuer is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Equity (and therefore the Exchange Ratio) have been or will be publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Underlying Equity issuer could affect the value received on the Exchange Settlement Date, Call Settlement Date or Maturity Date, as applicable, with respect to the notes and therefore the trading prices of the notes.

      Neither we nor any of our affiliates will make any representation to you as to the performance of the Underlying Equity.

      We and/or our affiliates may currently or from time to time engage in business with the Underlying Equity issuer, including extending loans to, or making equity investments in, such issuer or providing advisory services to such issuer, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Underlying Equity or its issuer, and neither we nor any of our affiliates undertakes to disclose any such information to you. One or more of our affiliates may publish research reports or otherwise express views with respect to the Underlying Equity or its issuer, and these reports may or may not recommend that investors buy or hold the Underlying Equity. As a prospective purchaser of a note, you should undertake an independent investigation of the Underlying Equity or its issuer as in your judgment is appropriate to make an informed decision with respect to an investment in the notes. Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the price of the Underlying Equity. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

Historical Trading Price Information

      We will provide historical price information on the Underlying Equity in the relevant terms supplement. You should not take any such historical prices of the Underlying Equity as an indication of future performance. We cannot give you any assurance that the price of the Underlying Equity will increase sufficiently for you to receive an amount in excess of the face amount of your note at maturity.

                             GENERAL TERMS OF NOTES

Calculation Agent

      JPMSI will act as the calculation agent. The calculation agent will determine, among other things, the closing prices, the amount of interest payable on any interest payment date, if applicable, anti-dilution adjustments, the Exchange Ratio and the Settlement Amount (the amount we will pay to you upon exercise of your Exchange Right or our Call Right, if applicable, or at maturity). In addition, the calculation agent will determine whether there has been a market disruption event, will determine what adjustments should be made to the Exchange Ratio to reflect certain corporate and other events as described below under "--Anti-dilution Adjustments" and will determine whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

      The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid following an exchange of the notes, following a call of the notes or at maturity, and on each Interest Payment Date, if applicable, on or prior to 11:00 a.m. on the business day preceding the Maturity Date, the Exchange Settlement Date, the Call Settlement Date and each Interest Payment Date, if applicable.

      All dollar amounts related to determination of the Settlement Amount will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

      "Market disruption event" means, with respect to the Underlying Equity (or any security for which a closing price must be determined):

      o the occurrence or existence of a suspension, material limitation or absence of trading of the Underlying Equity (or such security) on the primary market for the Underlying Equity (or such security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

      o a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Equity (or such security) as a result of which the reported trading prices for the Underlying Equity (or such security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

      o a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to the Underlying Equity (or such security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

      o a decision to permanently discontinue trading in the related options contracts;

in each case as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, a determination by the calculation agent in its sole discretion that the event materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Underlying Equity or any instrument related to the Underlying Equity or to adjust or unwind all or a material portion of any hedge position in the Underlying Equity with respect to the notes.

      For the purpose of determining whether a market disruption event has occurred:

      o a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

      o limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, material limitation or absence of trading; and

      o a suspension of trading in futures or options contracts on the Underlying Equity (or such security) by the primary securities market trading in such contracts, if available, by reason of:

            o a price change exceeding limits set by such securities exchange or market;

            o     an imbalance of orders relating to such contracts; or

            o     a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, material limitation or absence of trading in futures or options contracts related to the Underlying Equity (or such security). A "suspension, material limitation or absence of trading" on the primary securities market on which futures or options contracts related to the Underlying Equity (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

      The Exchange Ratio used to calculate amounts payable on any date of determination is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

      No adjustments to the Exchange Ratio will be required unless the Exchange Ratio adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Exchange Ratio after the close of business on the business day immediately preceding the Call Settlement Date, Exchange Settlement Date or Maturity Date, as applicable.

      No adjustments to the Exchange Ratio will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of the Underlying Equity. No adjustments will be made for certain other events, such as offerings of common stock by the Underlying Equity issuer for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for the Underlying Equity by such issuer or any third party.

      JPMSI, as calculation agent, shall be solely responsible for the determination and calculation of any adjustments to the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations shall be conclusive absent manifest error.

      JPMorgan Chase & Co. will, within ten business days following the occurrence of an event that requires an adjustment to the Exchange Ratio, or if JPMorgan Chase & Co. is not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted Exchange Ratio.

      Stock Splits and Reverse Stock Splits

      If the Underlying Equity is subject to a stock split or reverse stock split, then once any split has become effective, the Exchange Ratio relating to the Underlying Equity will be adjusted to equal the product of:

      o     the prior Exchange Ratio, and

      o the number of shares which a holder of one share of the Underlying Equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

      Stock Dividends

      If the Underlying Equity is subject to a (i) stock dividend, i.e., issuance of additional shares of the Underlying Equity, that is given ratably to all holders of shares of the Underlying Equity, or (ii) distribution of shares of the Underlying Equity as a result of the triggering of any provision of the corporate charter of the Underlying Equity issuer, then, once the dividend has become effective and the shares are trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of:

      o the number of shares of the Underlying Equity issued with respect to one share of the Underlying Equity, and

      o     the prior Exchange Ratio.

      Non-cash Dividends and Distributions

      If the Underlying Equity issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of the Underlying Equity issuer to holders of common stock underlying the Underlying Equity (other than (i) dividends, distributions and rights or warrants referred to under "--Stock Splits and Reverse Stock Splits" and "--Stock Dividends" above and (ii) cash distributions or dividends referred under "--Cash Dividends" below), then, once the distribution has become effective and the shares are trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the product of:

      o     the prior Exchange Ratio, and

      o a fraction, the numerator of which is the Current Market Price of the Underlying Equity and the denominator of which is such Current Market Price less the Fair Market Value of such distribution.

      The "Current Market Price" of the Underlying Equity means the arithmetic average of the closing prices of the Underlying Equity for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the cash dividend or distribution requiring an adjustment to the Exchange Ratio.

      The "Fair Market Value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or the Nasdaq National Market, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

      Notwithstanding the foregoing, a distribution on the Underlying Equity described in clause (a), (d) or (e) of the section entitled "--Reorganization Events" below that also would require an adjustment under this section shall only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled "--Reorganization Events." A distribution on the Underlying Equity described in the section entitled "--Issuance of Transferable Rights or Warrants" that also would require an adjustment under this section shall only cause an adjustment pursuant to the section entitled "--Issuance of Transferable Rights or Warrants."

      Cash Dividends

      If the Underlying Equity issuer pays dividends or makes other distributions consisting exclusively of cash to all holders of the Underlying Equity during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the product of:

      o     the prior Exchange Ratio, and

      o a fraction, the numerator of which is the Current Market Price of the Underlying Equity and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share that the Underlying Equity issuer distributes to holders of the Underlying Equity in excess of the Dividend Threshold.

      "Dividend Threshold" shall mean the amount of any cash dividend or cash distribution distributed per share of the Underlying Equity that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the Underlying Equity by more than 10% of the closing price of the Underlying Equity on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

      Issuance of Transferable Rights or Warrants

      If the Underlying Equity issuer issues transferable rights or warrants to all holders of the Underlying Equity to subscribe for or purchase the Underlying Equity, including new or existing rights to purchase the Underlying Equity at an exercise price per share less than the closing price of the Underlying Equity on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder's rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Exchange Ratio will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of:

      o     the prior Exchange Ratio, and

      o the number of shares of the Underlying Equity that can be purchased with the cash value of such warrants or rights distributed on one share of the Underlying Equity.

      The number of shares that can be purchased will be based on the closing price of the Underlying Equity on the date the new Exchange Ratio is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Exchange Ratio is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

      Reorganization Events

      If prior to the Call Settlement Date, Exchange Settlement Date or Maturity Date, as applicable,

      (a) there occurs any reclassification or change of the Underlying Equity, including, without limitation, as a result of the issuance of tracking stock by the Underlying Equity issuer;

      (b) the Underlying Equity issuer, or any surviving entity or subsequent surviving entity of such issuer (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity;

      (c) any statutory exchange of securities of the Underlying Equity issuer or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above;

      (d) the Underlying Equity issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

      (e) the Underlying Equity issuer issues to all of its shareholders equity securities of an issuer other than itself, other than in a transaction described in clauses (b), (c) or (d) above (a "Spin-off Event"); or

      (f) a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the Underlying Equity and is consummated for all or substantially all of such shares, as determined by the calculation agent in its sole discretion, (an event in clauses (a) through (f), a "Reorganization Event");

      then each holder's right, if any, to exchange each note into shares of the Underlying Equity at the Exchange Ratio will, following the effective date of any such Reorganization Event, become a right to exchange into Exchange Property, as described below.

      "Exchange Property" will consist of any Underlying Equity that continues to be held by the holders of the Underlying Equity, and any securities, cash or any other assets distributed to the holders of the Underlying Equity in, or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

      If the Exchange Property consists solely of securities (including, without limitation, securities of the Underlying Equity issuer or securities of foreign issuers represented by American depositary receipts) traded on the NYSE, the AMEX or Nasdaq National Market ("Exchange Traded Securities"), then, if the notes are subject to an Exchange Right, each holder will have the right to exchange a note into the number of units of such Exchange Property equal to the Exchange Ratio immediately prior to such Reorganization Event multiplied by the kind and amount of Exchange Property that a holder of one share of the Underlying Equity would receive (including any Underlying Equity that continues to be held by such holder) in such Reorganization Event. In lieu of delivering Exchange Property upon any such exchange of notes, we may settle in cash all or part of the Exchange Obligation as described above under "Settlement--Determination of the Settlement Amount," except that the Settlement Amount will be determined by reference to the closing prices of the Exchange Property.

      If the Exchange Property consists solely of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent shall be deemed to have liquidated all non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property shall, after such liquidation, equal the aggregate cash amount, including the amount resulting from that liquidation. We refer to this aggregate cash amount as the "Per Share Liquidation Value." Following a Reorganization Event of this sort, if the notes are subject to an Exchange Right, each holder will have the right to exchange a note into cash in an aggregate amount equal to the Exchange Ratio immediately prior to such Reorganization Event multiplied by the Per Share Liquidation Value. In this case, we will have not have the ability to settle in cash all of part of the Exchange Obligation as described above under "Settlement--Determination of the Settlement Amount."

      If the Exchange Property consists of any other combination of Exchange Traded Securities, cash or property other than Exchange Traded Securities, the calculation agent shall be deemed to have liquidated all property other than Exchange Traded Securities upon terms that it deems commercially reasonable. Following a Reorganization Event of this sort, if the notes are subject to an Exchange Right, each holder will have the right to exchange a note into (i) cash equal to the Per Share Liquidation Value multiplied by the Exchange Ratio immediately prior to such Reorganization Event and (ii) the kind and amount of Exchange Traded Securities that a holder of one share of the Underlying Equity would receive (including any Underlying Equity that continues to be held by such holder) in such Reorganization Event multiplied by the Exchange Ratio immediately prior to such event. In lieu of delivering Exchange Property consisting of Exchange Traded Securities upon any such exchange of notes, we may settle in cash all or part of the related Exchange Obligation as described above under "Settlement--Determination of the Settlement Amount," except that the Settlement Amount will be determined by reference to the aggregate closing prices of the Exchange Traded Securities.

      In the event Exchange Property consists of common equity securities, those securities will, in turn, be subject to the anti-dilution adjustments of the type set forth in this product supplement.

      In the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

      The calculation agent shall be solely responsible for determination and calculation of the Exchange Property if a Reorganization Event occurs and the cash amount due upon exchange of the notes, including the determination of the cash value of any Exchange Property and the Per Share Liquidation Value, if necessary. The calculation agent's determinations and calculations shall be conclusive absent manifest error.

Events of Default

      Under the heading "Description of Debt Securities -- Events of Default, Waiver, Debt Securities in Foreign Currencies" in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

      In case an Event of Default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of any note shall be equal to the principal amount of the note plus any accrued and unpaid interest to but not including the date of acceleration; provided that, if an investor in a note has duly submitted a Notice of Exchange to us in accordance with the Exchange Right, or the notes are called and we are required to or are permitted and have elected to deliver shares of the Underlying Equity and/or the cash value of such shares, the amount declared due and payable upon any such acceleration with respect to the note for which such Notice of Exchange has been duly submitted or we have properly exercised our Call Right shall be an amount in cash per note exchanged equal to the Exchange Ratio multiplied by the closing price of the Underlying Equity (and any other Exchange Property), determined by the calculation agent as of the Exchange Date or the Call Date, as applicable, plus any accrued and unpaid interest on the notes exchanged or called, as the case may be.

      If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

      Under the heading "Description of Debt Securities -- Modification of the Indenture; Waiver of Compliance" in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

      The provisions described in the accompanying prospectus under the heading "Description of Debt Securities -- Discharge, Defeasance and Covenant Defeasance" are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

      The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance -- The Depository Trust Company

      The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings "Description of Notes -- Forms of Notes" and "The Depositary."

Registrar, Transfer Agent and Paying Agent

      Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of JPMorgan Chase Bank, National Association ("JPMorgan Chase Bank") in The City of New York.

      JPMorgan Chase Bank or one of its affiliates will act as registrar and transfer agent for the notes. JPMorgan Chase Bank will also act as paying agent and may designate additional paying agents.

      Registration of transfers of the notes will be effected without charge by or on behalf of JPMorgan Chase Bank, but upon payment (with the giving of such indemnity as JPMorgan Chase Bank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

      The notes will be governed by and interpreted in accordance with the laws of the State of New York.

                        HYPOTHETICAL RETURNS ON YOUR NOTE

      The relevant terms supplement will include a table or chart showing various hypothetical rates of return on an investment in the notes assuming the investment is held from the issue date until the Maturity Date. If we provide rates of return, they will be based on a range of hypothetical market values for the notes and for the Underlying Equity on the Maturity Date, as well as on various key assumptions shown in the relevant terms supplement.

      Any table or chart showing hypothetical rates of return will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market values of your note and of the Underlying Equity on the Maturity Date could have on the hypothetical rates of return on your note, if held to the Maturity Date, in each case as calculated in the manner described in the relevant terms supplement and assuming all other variables remain constant. Any rates of return listed in the relevant terms supplement will be entirely hypothetical. They will be based on market values for your note and the Underlying Stock that may not be achieved on the relevant date or dates and on assumptions that may prove to be erroneous.

      As calculated in the relevant terms supplement, the hypothetical market values of your note on the Maturity Date may bear little or no relationship to the actual market value of your note on that date or at any other time, including any time you might wish to sell your note. In addition, you should not view the hypothetical rates of return as an indication of the possible financial return on an investment in your note, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your note might be, it may bear little relation to--and may be much less than--the financial return that you might achieve were you to invest in the Underlying Equity directly. Among other things, the financial return on the Underlying Equity could include substantial dividend payments, which you will not receive as an investor in your note, and an investment in the Underlying Equity is likely to have tax consequences that are different from an investment in your note.

      We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under "Risk Factors" above.

      We cannot predict the market price of the Underlying Equity or the market value of your note, nor can we predict the relationship between the two. Moreover, the assumptions we make in connection with any hypothetical information in the relevant terms supplement may not reflect actual events. Consequently, that information may give little or no indication of the financial return on your note or of how that return might compare to the financial return on an investment directly in the Underlying Equity.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion, however, does not address the U.S. federal income tax consequences of the ownership or disposition of any Underlying Equity that a holder (including a non-U.S. Holder) has received at maturity or an earlier Call or Exchange. You should consult your tax advisers regarding the potential U.S. federal income tax consequences of the ownership or disposition of the Underlying Equity.

      This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

      o     a financial institution;

      o     an insurance company;

      o     a "regulated investment company" as defined in Code Section 851;

      o     a "real estate investment trust" as defined in Code Section 856;

      o a tax-exempt entity, including an "individual retirement account" or "Roth IRA" as defined in Code Section 408 or 408A, respectively;

      o     a dealer in securities or foreign currencies;

      o a person holding the notes as part of a hedging transaction, "straddle," synthetic security, conversion transaction, or other integrated transaction, or who has entered into a "constructive sale" with respect to the notes;

      o a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

      o a trader in securities who elects to apply a mark-to-market method of tax accounting; or

      o a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

      As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You are urged to consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Notes

      We expect to seek an opinion from Davis Polk & Wardwell, our special tax counsel, regarding the treatment of the notes as "contingent payment debt instruments" for U.S. federal income tax purposes. The applicable terms supplement will describe Davis Polk & Wardwell's level of comfort on the issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. The following discussion describes the treatment of the notes assuming that Davis Polk & Wardwell has provided us an opinion that the notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

      The following discussion applies to you only if you are a "U.S. Holder" of notes. You are a "U.S. Holder" if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

      o     a citizen or resident of the United States;

      o a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; or

      o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

      The notes will generally be subject to the original issue discount ("OID") provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

      We are required to determine a "comparable yield" for the notes. The "comparable yield" is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a "projected payment schedule" in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

      Unless otherwise provided in the applicable terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for such notes, which we will file with the SEC.

      Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

      For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of other estimates to the Internal Revenue Service (the "IRS"). Regardless of your accounting method, you will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

      In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

      o will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and

      o any excess will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

      A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note.

      Upon a sale, exchange or retirement of a note (including at its maturity), you generally will recognize taxable gain or loss equal to the difference between the amount of cash and the fair market value of property (including any common stock composing the Underlying Equity) received in the sale, exchange or retirement and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the issue price, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals, described above) and decreased by the amount of any prior projected payments in respect of the note. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of all previous interest inclusions with respect to the note (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. Such losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You are urged to consult your tax adviser regarding these limitations and reporting obligations.

      Special rules will apply if any contingent payment on the note becomes fixed more than six months prior to its scheduled date of payment. For purposes of the preceding sentence, a payment (including the your receipt of the Underlying Equity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Generally, in this case you would be required to make adjustments to account for the difference between the amount so treated as fixed and the projected payment in a reasonable manner over the remaining term of the note. Your tax basis in the note and the character of any gain or loss on the sale of the note could also be affected. You are urged to consult your tax adviser concerning the application of these special rules.

      Your tax basis in any shares of the Underlying Equity received upon an exchange of a note at maturity or earlier Call or Exchange will be equal to the fair market value thereof, determined at the time of the exchange. Your holding period for such shares will commence on the day immediately following their receipt.

      We will not attempt to ascertain whether the issuer of the Underlying Equity would be treated as a "passive foreign investment company" (a "PFIC") within the meaning of Section 1297 of the Code. If it were, certain adverse U.S. federal income tax consequences might apply, in addition to the consequences stated above, with respect to any positive adjustments upon the sale, exchange or retirement of a note. You should refer to information filed with the SEC by the issuer of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if the Underlying Equity is or becomes stock in a PFIC.

Tax Consequences to Non-U.S. Holders

      The following discussion applies to you only if you are a "Non-U.S. Holder" of notes. You are a "Non-U.S. Holder" if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

      o     a nonresident alien individual;

      o     a foreign corporation; or

      o     a nonresident alien fiduciary of a foreign estate or trust.

      You are not a "Non-U.S. Holder" if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

      Payments to you on the notes, and any gain realized on a sale or exchange of the notes, will be exempt from U.S. federal income tax (including withholding tax) provided generally that you have fulfilled the certification requirement described below and such amounts are not effectively connected with your conduct of a U.S. trade or business.

      The certification requirement referred to in the preceding paragraph will be fulfilled if you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements.

      If you are engaged in a trade or business in the United States and if the income or gain on the note, if any, is effectively connected with your conduct of such trade or business, although exempt from the withholding tax discussed above, you will generally be subject to regular U.S. income tax on such income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. If this paragraph applies to you, you are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax.

      If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

      We will not attempt to ascertain whether the Underlying Equity would be treated as a "U.S. Real Property Interest" (a "USRPI") within the meaning of
Section 897 of the Code. If it were, certain adverse U.S. federal income tax consequences might apply, in addition to the consequences stated above, upon the sale, exchange or retirement of a note. You should refer to information filed with the SEC by the issuer of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if the Underlying Equity is or becomes a USRPI.

Backup Withholding and Information Reporting

      The proceeds received from a sale, exchange or other disposition (including the payment of cash or delivery of the Underlying Equity at maturity or earlier Call or Exchange) of notes will be subject to information reporting if you are not an "exempt recipient" (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding; however, we expect that the amounts paid to you as stated interest, if any, and the additional amount paid to you at maturity (and possibly on a sale or exchange of a note) will be reported to you (and to the IRS).

      Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

                                  UNDERWRITING

      Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and JPMSI, and certain other agents (JPMSI and each such agent, an "Agent") that may be party to the Master Agency Agreement from time to time (each an "Agent" and collectively with JPMSI, the "Agents"), each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

      We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm's underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

      JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

      In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

      No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 36-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 36-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

      Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 36-I and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

      The notes are not and will not be authorized by the Comision Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

      The notes have not been and will not be registered with the "Comissao de Valores Mobiliarios" - the Brazilian Securities and Exchange Commission ("CVM") and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

      The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 36-I or the accompanying prospectus supplement, prospectus or terms supplement, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

      The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

      The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 36-I and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States.

      Neither this product supplement no. 36-I nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 36-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

      The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 36-I, the accompanying prospectus supplement, prospectus or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

      In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss Investment Fund Act and the corresponding Swiss Investment Fund

Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

      Unless otherwise specified in the applicable terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a "T+3" settlement cycle).

                      BENEFIT PLAN INVESTOR CONSIDERATIONS

      A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") should consider the fiduciary standards of ERISA in the context of the ERISA Plans' particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

      Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws or rules.

      Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or some other basis on which the acquisition and holding is not prohibited.

      Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.